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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2000
                                                              FILE NO. 333-47964

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TERREMARK WORLDWIDE, INC.
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             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                           52-1989122
 ------------------------------                          ----------------------
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)


                             2601 S. Bayshore Drive
                          Coconut Grove, Florida 33133
                                 (305) 856-3200
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                                Brian K. Goodkind
              Executive Vice President and Chief Operating Officer
                            Terremark Worldwide, Inc.
                             2601 S. Bayshore Drive
                          Coconut Grove, Florida 33133
                                 (305) 856-3200
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)



                          COPIES OF COMMUNICATIONS TO:
                              Paul Berkowitz, Esq.
                             Julie M. Levitt, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                  From time to time or at one time after this
                    Registration Statement becomes effective


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


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                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We estimate that expenses in connection with the distribution described in this registration statement will be as follows. All expenses incurred with respect to the distribution will be paid by us, and such amounts, with the exception of the Securities and Exchange Commission registration fees, are estimates.


SEC registration fee........................................   $   253.74
Accounting fees and expenses................................    10,000.00
Legal fees and expenses.....................................     5,000.00
Printing and engraving expenses.............................     5,000.00
Miscellaneous...............................................       246.26
                                                               ----------
Total.......................................................   $20,500.00
                                                               ==========




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, our certificate of incorporation eliminates the liability of our directors to us or our stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith, and certain other liabilities.

         Our certificate of incorporation, and bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporate Law.

         Section 145 of the General Corporate Law authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him or her in connection therewith.

         If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to he liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         Our board of directors has approved, and we are in the process of entering into, indemnification agreements with all of our directors and senior officers. These indemnification agreements provide, in pertinent part, that we shall indemnify an indemnitee who is or was a party or is threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was our director or senior officer. We shall advance all expenses, judgments, fines, penalties and amounts paid in settlement (including taxes imposed on indemnitee on account of receipt of such payouts) incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The indemnitee shall repay such amounts advanced only if it shall be ultimately






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determined that he or she is not entitled to be indemnified by us. The advances paid to the indemnitee by us shall be delivered within 20 days following a written request by the indemnitee. Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from our assets, thereby affecting a stockholder's investment.

         We have obtained directors' and officers' liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $3,000,000.

ITEM 16.  EXHIBITS

         The following exhibits, which are furnished with this registration statement or incorporated by reference, are filed as part of this registration statement:

          3.1  Restated Certificate of Incorporation of the Registrant(3)
          3.2  Restated Bylaws of the Registrant (1)
          5.1  Opinion of Greenberg Traurig, P.A.(3)
         10.1 Form of Indemnification Agreement for Senior Officers and Directors (2)
         23.1  Consent of Deloitte & Touche LLP(3)
         23.2  Consent of PricewaterhouseCoopers LLP(3)
         23.3  Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)(3)
         24.1  Power of Attorney (included on signature page)


------------------

(1) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 filed May 15, 2000.
(2) Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-3/A filed on September 1, 2000.
(3) Incorporated by reference to the Registrant's Registration Statement on Form S-3 filed October 13, 2000.

ITEM 17. UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;



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                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                          Title                                Date
                  ---------                                          -----                                ----


         **                                     Chairman of the Board, Chief Executive Officer     October 23, 2000
---------------------------------------                     (Principal Executive)
Manuel D. Medina


         **                                                        Director                        October 23, 2000
---------------------------------------
Timothy Elwes


         **                                       Senior Vice-President and Chief Financial        October 23, 2000
---------------------------------------                            Officer
Irving A. Padron, Jr.                                    (Principal Accounting Officer)



         **                                                        Director                        October 23, 2000
---------------------------------------
Clifford J. Preminger


         **                                                        Director                        October 23, 2000
---------------------------------------
Marvin S. Rosen


         **                                                        Director                        October 23, 2000
---------------------------------------
Miguel Rosenfeld


         **                                                        Director                        October 23, 2000
---------------------------------------
Joel A. Schleicher


         **                                                        Director                        October 23, 2000
---------------------------------------
Kenneth I. Starr


         **                                                        Director                        October 23, 2000
---------------------------------------
Joseph R. Wright, Jr.


/s/ Brian K. Goodkind                            Executive Vice President and Chief Operating      October 23, 2000
---------------------------------------                            Officer
Brian K. Goodkind, on behalf of himself
as well as Attorney in fact


----------------
** Executed on behalf of these individuals by Brian K. Goodkind as Attorney in fact.


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                                  EXHIBIT INDEX

    Exhibits
    --------

       3.1     Restated Certificate of Incorporation of the Registrant(3)

       3.2     Restated Bylaws of the Registrant (1)

       5.1     Opinion of Greenberg Traurig, P.A.(3)

      10.1     Form of Indemnification Agreement for Senior Officers and
               Directors (2)

      23.1     Consent of Deloitte & Touche LLP(3)

      23.2     Consent of PricewaterhouseCoopers LLP(3)

      23.3     Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)(3)

      24.1     Power of Attorney (included on signature page)


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(1)      Incorporated by reference to Exhibit 3.2 to the Registrant's
         Registration Statement on Form S-3 filed on May 15, 2000.

(2) Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-3/A filed on September 1, 2000.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on October 13, 2000.

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